UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  July 23, 2008

PROGINET CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 535-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2008, Kevin M. Kelly, President and Chief Executive Officer of Proginet Corporation (the “Company”), and a member of the Company’s Board of Directors, notified the Company that he intended to resign from all of his positions, effective July 31, 2008.

Pursuant to Mr. Kelly’s employment agreement, Mr. Kelly will receive (a) a continuation of annual base salary of $237,360 for a period of 18 months, (b)  a payment representing bonus of $51,750, which is equal to 150% of the highest annual bonus paid to Mr. Kelly during fiscal years 2005, 2006 and 2007, payable in 18 monthly installments following the date of termination, and (c) a continuation for a period of 18 months of his participation in the Company’s group health and insurance plans and 401(k) plan and any other benefit plans or programs of the Company.  Mr. Kelly waived his right to executive job placement counseling at the Company’s expense up to a maximum period of 12 months.  In addition, the Board of Directors has approved an extension of the term of Mr. Kelly’s 413,465 stock options for a period of two years from resignation (but not to exceed the maximum contractual term allowed).

The terms of Mr. Kelly’s employment agreement were disclosed previously in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on November 6, 2007 (the “November 8-K”), and such disclosure is incorporated herein by reference.  The summary of employment agreement set forth in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the file text of the employment agreement attached to the November 8-K as Exhibit 99.1 and incorporated by reference herein.

On July 28, 2008, Arne Johnson, Senior Vice President of Strategic Planning and Marketing of the Company, notified the Company that he intended to resign from his position, effective July 31, 2008.  Mr. Johnson will receive (a) a continuation of annual base compensation of $167,700 for a period of six months, and (b) a continuation for a period of 6 months of his participation in the Company's group health and insurance plans and 401(k) plan and any other benefit plans or programs of the Company.

On July 22, 2008, the Company appointed Mr. Sandison (Sandy) Weil as the Company’s President and Chief Executive Officer, effective July 31, 2008, to succeed Mr. Kelly.  Mr. Weil will report to the Board of Directors.  In addition, Mr. Weil was appointed to the Board of Directors to fill the vacancy created by Mr.Kelly’s resignation, effective July 31, 2008.  Mr. Weil has served as Executive Vice President Sales and Marketing of the Company since April 7, 2008, and will continue to serve in this capacity through July 31, 2008.

The terms of Mr. Weil’s employment agreement, which have not changed except with respect to Mr. Weil’s position with the Company and his reporting structure, were disclosed previously in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on April 10, 2008, and such disclosure is incorporated herein by reference.

Prior to his employment with the Company, Mr. Weil, 46, was a partner and senior executive at Accenture, a leading global management consulting and technology firm.  He was made partner of Accenture in 2003 and held a number of senior management roles during his 14 year tenure with that company.  Prior to joining Accenture in 1993, Mr. Weil spent more than a decade working at various enterprise software and hardware companies.

A copy of the Company's press release announcing Mr. Weil’s appointment and Mr. Kelly and Mr. Johnson’s resignations is attached hereto as Exhibit 99.1 and is incorporated herein by reference to this Item 5.02.

ITEM 9.01   Financial Statements and Exhibits.

(d)   EXHIBITS.

EXHIBIT NO.      DESCRIPTION

99.1                      Press Release issued by Proginet Corporation dated July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation
(Registrant)

Date: July 29, 2008	By:
/s/ Sandison (Sandy) Weil
	Name:	Sandison (Sandy) Weil
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.              Description
99.1	Press Release issued by Proginet Corporation dated July 29, 2008.